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                                                                    EXHIBIT 16.1


                                                              ANDERSEN LOGO


May 24, 2002

                                          Arthur Andersen LLP

                                          1601 Market Street
                                          Philadelphia PA 19103-2499

                                          Tel 267 675 6000

                                          www.andersen.com


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 21, 2002 of CSS Industries, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/ Arthur Andersen LLP